CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated November 29, 2023, with respect to the consolidated financial statements of Arrowhead Pharmaceuticals, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023. Rose, Snyder & Jacobs LLP Encino, California February 28, 2024